UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

Commission File Number of Issuing Entity: 333-185503-01

Central Index Key Number of Issuing Entity: 0001562914

AMERICAN EXPRESS ISSUANCE TRUST II

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number

of Depositor/Registrant:

333-185503

Central Index Key Number

of Depositor/Registrant:

0001562918

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

(Exact Name of Depositor/Registrant as Specified in its Charter)

Delaware	46-0795019
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Vesey Street

30th Floor, Room 505A

New York, New York 10285

(212) 640-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of the Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Central Index Key Number

of Sponsor:

0001135317

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

(Exact Name of Sponsor as Specified in its Charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

Since 1999, Regulus West, LLC (“Regulus”) has performed paper payment remittance processing services pursuant to a Services Agreement with American Express Travel Related Services Company, Inc. (“TRS”). TRS and Regulus have amended the Services Agreement, effective January 30, 2017. Pursuant to the amendment, the term of the Services Agreement has been extended to February 28, 2017. A copy of the amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

The following are filed as Exhibits to this Report under Exhibit 10.

Exhibit 10.1	Amendment Agreement Number AMEND-CW2428684, dated as of January 30, 2017, to the Remittance Processing Services Agreement, dated as of October 25, 1999, as amended from time to time, between American Express Travel Related Services Company, Inc. and Regulus West, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing Corporation VIII LLC, as Depositor of the Trust and Co-Registrant and as Depositor on behalf of the Trust

By:	/s/ David J. Hoberman
Name:	David J. Hoberman
Title:	President

Date: February 3, 2017

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Amendment Agreement Number AMEND-CW2428684, dated as of January 30, 2017, to the Remittance Processing Services Agreement, dated as of October 25, 1999, as amended from time to time, between American Express Travel Related Services Company, Inc. and Regulus West, LLC.